Exhibit 23.2

Re: Consent of Independent Registered Public Accounting Firm

Embassy Bancorp, Inc.
Bethlehem, Pennsylvania

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2010, relating to the consolidated financial statements of Embassy Bancorp, Inc. for the year ended December 31, 2009, appearing in the Annual Report on Form 10-K of Embassy Bancorp, Inc. filed with the Securities and Exchange Commission on March 31, 2010.

/s/ ParenteBeard LLC

Parente Beard LLC
Allentown, Pennsylvania
August 24, 2010